                                                                      Exhibit 5

                           ASSIGNMENT AND ASSUMPTION

                  THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is made as of this __ day of June, 1999, by and among (i) Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. THL-CCI Limited Partnership, Apollo Real Estate Investment Fund III, L.P. and Apollo Investment Fund, IV, L.P. (collectively, the "Assignor"), (ii) Chase Equity Associates, L.P. (the "Assignee"), (iii) Patriot American Hospitality, Inc., Wyndham International, Inc., Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P. (collectively, the "Companies"), and (iv) the Investors (the "Origi nal Investors") named on the signature pages of the Securities Purchase Agreement, dated as of February 18, 1999, as amended, by and among the Companies and the Original Investors (the "Securities Purchase Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Securi ties Purchase Agreement.

                             W I T N E S S E T H:

                  WHEREAS, in accordance with Sections 1.1(b) and 11.3 of the Securities Purchase Agreement, the Original Investors have the right to assign their rights and obligations to purchase some or all of the Shares with the Companies' consent (not to be unreasonably withheld or delayed) to other persons, provided that no more than 25% in interest in the aggregate in the rights and obligations to purchase Shares may be assigned to persons other than Permitted Assignees;

                  WHEREAS, the Assignor desires to assign to the Assignee its right and obligation to purchase 250,000 Shares (the "Subject Shares") and the Assignee desires to accept such assignment and assume such obligation.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged:

                  1.       Assignment and Assumption.

                   (a) The Assignor hereby assigns its right and obligation to purchase the Subject Shares under the Securities Purchase Agreement to the Assignee.

                  (b) The Assignee, for the benefit of the Companies, each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement, hereby accepts the assignment of the Assignor's right, and assumes its obligation, to purchase the Subject Shares under the Securities Purchase Agreement and agrees to pay at the Closing all amounts due under the Securities Purchase Agreement in respect of the Subject Shares. The Assignee, for the benefit of the Companies, each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement, hereby makes the representations and warranties contained in
Article IV of the Securities Purchase Agreement and agrees to perform and discharge all of the covenants, agreements, terms, provisions, conditions and other obligations to be performed by an Investor under the Securities Purchase Agreement as if the Assignee were an Investor originally named in the Securities Purchase Agreement. Notwithstanding the foregoing, the Assignee agrees that it will not have any rights under Section 6.12 of the Securities Purchase Agreement.

                  (c) The Assignee hereby represents and warrants to each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement that (i) the Assignee has received copies of the Securities Purchase Agreement and in making its determination to purchase the Subject Shares and undertake the obligations of an Investor under the Securities Purchase Agreement has relied solely on the representations and warranties, covenants and other agreements of the Companies contained therein and not on any representations, warranties or undertakings by the Assignor or any of the other Original Investors, (ii) the Assignee currently has, or prior to the Closing will have, sufficient funds to purchase the Subject Shares as contemplated by the Securities Purchase Agreement, and (iii) the Assignee's purchase of the Subject Shares will qualify as a passive investment by the Assignee for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and accordingly the Assignee is not required to make any filings under the HSR Act to purchase the Subject Shares.

                  (d) The Assignee agrees, for the benefit of each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement, (i) to fulfill its obligations under the Securities Purchase Agreement assumed hereunder, including without limitation those contained in Article VII, (ii) not to assign without the prior written consent of the Original Investors any of its rights or obligations under this Assignment and Assumption and (iii) to be a party to and fulfill its obligations under the Stockholders' Agreement in the form delivered to the Assignee by the Assignor.

                  (e) (i) The Assignee agrees, for the benefit of each of the Original Investors and any other persons who become Investors under the Securities Purchase Agreement, to pay the purchase price for the Subject Shares into escrow (the "Escrow Amount") no later than June 22, 1999, which Escrow Amount shall be held in an escrow account, with Apollo Management IV, L.P. acting as escrow agent (the "Escrow Agent"), pending the Closing. The Escrow Agent shall be permitted to invest the Escrow Amount in the Chase Vista Premiere U.S. Government Money Fund or similar investments until the Escrow Amount is paid to the Company as purchase price for the Subject Shares upon the Closing; provided, however, that if the Closing does not occur by July 15, 1999, the Escrow Agent shall release to the Assignee the amount of the Escrow Amount which it deposited with the Escrow Agent. Any interest or other income received on the on the Escrow Amount shall be distributed to the Assignee in proportion to its contribution to the Escrow Amount, as soon as practicable, but no more than three business days, following the Closing.

                  (ii) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, and the Assignee hereto shall indemnify and hold harmless the Escrow Agent and its officers, directors, employees and agents from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with its acting as escrow agent under this Assignment. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Amount or any loss of interest incident to any such delays.

                  (iii) The Assignee shall pay or reimburse the Escrow Agent upon request for any taxes relating to income derived from the Escrow Amount and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.

                  (f) The Assignee agrees that Thomas H. Lee Equity Fund IV, L.P. and Apollo Management IV, L.P. (collectively, the "Lead Investors") shall have the sole authority to administer and make determinations as to matters arising under the Securities Purchase Agreement and related documentation and that any determination made by the Lead Investors under the Securities Purchase Agreement and any related documentation shall be binding upon the Assignee as if the Assignee had consented thereto, including without limitation any determination as to whether closing conditions have been satisfied or waived, any amendments or waivers of provisions of the Securities Purchase Agreement and any determination or exercise of remedies by the Investors under the Securities Purchase Agreement.

                  (g) The Companies acknowledge their consent to the assignment and assumption effected hereby and agree that (i) the Assignor shall no longer be obligated to purchase the Subject Shares under the Securities Purchase Agreement and (ii) the Assignee shall be entitled to rely on the Companies' representations and warranties, covenants and other agreements under the Securities Purchase Agreement as if the Assignee were an Investor originally named in the Securities Purchase Agreement.

                  (h) The Original Investors other than the Assignor hereby consent to this Assignment and Assumption and acknowledge that the assignment contemplated hereby will limit their collective right to make assignments under the Securities Purchase Agreement.

                  (i) Notwithstanding anything to the contrary herein, the Assignee agrees that, upon its payment for the Subject Shares in accordance with the terms of this Assignment and Assumption and the Securities Purchase Agreement, it shall only be entitled to receive the Subject Shares from the Companies and shall not, under any circumstances, be entitled to receive any fees or expenses pursuant to the Securities Purchase Agreement or otherwise from the Companies, the Original Investors or any other persons that may become Investors under the Securities Purchase Agreement, except that the Assignee will be entitled to receive and the Companies hereby agree to pay an equity transaction funding fee of $262,500 at the time the Subject Shares are purchased by the Assignee. The Companies acknowledge that this Assignment and Assumption shall in no way affect the Companies' obligation to pay the fees payable under the Securities Purchase Agreement to the Original Investors as if the Original Investors had not assigned any portion of the right and obligation to acquire the Shares.

                   2. Acknowledgment as to Advisors. (a) The Assignee acknowledges that Skadden, Arps, Slate, Meagher & Flom LLP is representing the Original Investors as to certain matters the Companies in connection with the transactions contemplated by the Securities Purchase Agreement and is not acting as counsel to the Assignee in connection therewith.

                  (b) The Assignee acknowledges that PricewaterhouseCoopers LLP is advising the Original Investors as to certain matters in connection with the transactions contemplated by the Securities Purchase Agreement and is not acting as advisor to the Assignee in connection therewith.

                  3. Binding Effect. This Assignment and Assumption shall inure to the benefit of and be binding on the Assignee, the Assignor, the Companies, the Original Investors and their respective permitted successors and assigns, effective immediately upon delivery.

                  4. Governing Law. This Assignment and Assumption shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law.

                  IN WITNESS WHEREOF, parties hereto have caused this Assignment and Assumption to be executed as of the date first above written.


                                 ASSIGNOR:

                                 APOLLO REAL ESTATE
                                 INVESTMENT FUND III, L.P.

                                 By:  Apollo Real Estate Advisors III, L.P.,
                                      its General Partner

                                 By:  Apollo Real Estate Capital Advisors
                                      III, Inc., its General Partner

                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                 APOLLO INVESTMENT FUND IV, L.P.

                                 By:  Apollo Advisors, IV, L.P., its General
                                      Partner

                                 By:  Apollo Capital Management IV,
                                      Inc.,  its General Partner

                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                 THOMAS H. LEE EQUITY FUND IV, L.P.

                                 By:  THL Equity Advisors IV, LLC

                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                 THOMAS H. LEE FOREIGN FUND IV,
                                 L.P.

                                 By:  THL Equity Advisors IV, LLC


                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                 THL-CCI LIMITED PARTNERSHIP

                                 By:  THL Equity Advisors IV, LLC


                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                 ASSIGNEE:
                                 CHASE EQUITY ASSOCIATES, L.P.
                                 Federal Tax ID No.:13-3371826


                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

Consented to and Agreed:

PATRIOT AMERICAN HOSPITALITY, INC.

By:
----------------------------------
Name:
Title:

WYNDHAM INTERNATIONAL, INC.

By:
----------------------------------
Name:
Title:

PATRIOT AMERICAN HOSPITALITY
PARTNERSHIP, L.P.
By: PAH GP, INC., its General Partner

By:
   ----------------------------------
Name:
Title:

WYNDHAM INTERNATIONAL OPERATING
PARTNERSHIP, L.P.

By: Wyndham International, Inc., its General  Partner

By:
   ----------------------------------
Name:
Title:

ORIGINAL INVESTORS:

APOLLO REAL ESTATE
INVESTMENT FUND III, L.P.

By:  Apollo Real Estate Advisors III, L.P.,
     its General Partner

By:  Apollo Real Estate Capital
     Advisors III, Inc., its General Partner

By:
   ----------------------------------
Name:
Title:

APOLLO INVESTMENT FUND IV, L.P.

By:  Apollo Advisors, IV, L.P., its General
     Partner

     By:  Apollo Capital Management IV, Inc.,
      its General Partner

By:
   ----------------------------------
Name:
Title:

THOMAS H. LEE EQUITY FUND IV, L.P.

By:  THL Equity Advisors IV, LLC

By:
   ----------------------------------
Name:
Title:

THOMAS H. LEE FOREIGN FUND IV, L.P.

By:  THL Equity Advisors IV, LLC

By:
   ----------------------------------
Name:
Title:

THOMAS H. LEE CHARITABLE
INVESTMENT L.P.

By:  THL Equity Advisors IV, LLC

By:
   ----------------------------------
Name:
Title:

THL-CCI LIMITED PARTNERSHIP

By:  THL Equity Advisors IV, LLC

By:
   ----------------------------------
Name:
Title:

BEACON CAPITAL PARTNERS, L.P.

By:
   ----------------------------------
Name:
Title:

STRATEGIC REAL ESTATE INVESTMENTS I, L.L.C.

By:
   ----------------------------------
Name:
Title: